Exhibit 99.1
                             AURORA GOLD CORPORATION

NEWS RELEASE 09-2007                                             August 15, 2007

                                                                Trading Symbols:
CUSIP No.:      051642106                                      NASD OTC BB: ARXG
WKN: (Germany)  904846                                                FRANKFURT:
                                                                A4G.FSE, A4G.ETR
                                                          BERLIN-BREMEN: A4G.BER

                                  NEWS RELEASE
                                  ------------

Aurora Gold Corporation - Exploration Update of Projects Located in the Tapajos Gold Province, Para, Brazil

Balcatta,  WA,  Australia,  - August 15, 2007 - (NASD OTC BB: "ARXG"; FRANKFURT:
A4G.FSE", "A4G.ETR"; BERLIN-BREMEN: "A4G.BER") Aurora Gold Corporation (the "Company", "Aurora Gold"), a mineral exploration company focusing on exploration and development of its properties in the Tapajos Gold Province, State of Para, Brazil, is pleased to announce encouraging rock chip samples.

     - Drilling of the first deep hole under the Molly gold resource has been completed successfully with lithological correlations showing the Molly alteration halo to continue to depth. Two further holes are planned.

     - Grid mapping west of the current Molly gold resource has uncovered alteration and quartz veins with similar strike and alteration to the Molly gold resource. The Company is now focusing on the possible significant extensions to the known mineralisation.

     - Ground geophysics has been negotiated and is scheduled for completion during the third quarter of 2007. The geophysics will test for any potential extensions to the west of Molly.

     - Positive Rock chip sampling of quartz veins in the Sao Domingos area. The rock chip samples were taken from outcropping quartz veins and hydrothermally altered rocks in the Sao Domingos area. The results include samples of 17.2 g/t, 7.7g/t and 5.2g/t Gold.

     - On the completion of drilling at the Molly gold property, Aurora Gold intends to mobilise the drill rig to test the strike and subsurface potential of the Sao Joao property. Drilling is planned to target the 5 known mineralised vein systems mapped to date, and is expected to begin during September 2007.

Drilling is scheduled to continue to test the depth potential and forms part of the feasibility study. A further 2 holes are planned at Molly gold property.

Mapping of the cut lines west of the current Molly gold property have shown potential extensions to mineralisation and follow up ground geophysics is currently being planned to delineate any potential extension to the Molly gold resource.

The rock chip samples taken as part of a detailed mapping project on the Sao Domingos property area and were located within 5km's of Aurora Gold's Molly gold property which is currently undergoing feasibility studies for a 300,000 tonne/annum processing facility.

                              Sample No.  Au (g/t)
                              6102             2.8
                              6106             5.2
                              6117             7.7
                              6119            17.2
                              6121             1.7


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
After initial exploration and evaluation, Aurora Gold has reduced the size of the areas under evaluation and is focusing on those areas considered as having the most potential to host significant mineralisation. Aurora Gold has decided to continue with the options over the Sao Domingo, Bigode, Sao Joao and the Com Ararras tenements only. The total area now under review is 20,484 Hectares. The Company believes these areas have the best potential to host significant mineralisation and potential resources to compliment any mining scenario initiated on the Molly gold resource.

Aurora Gold is a mineral exploration company focusing on the exploration and development of its 4 exploration properties totalling 20,484 hectares in the Tapajos Gold Province, State of Para, Brazil. The project areas were selected due to their proximity to known gold occurrences and from historical records of gold production. The lithologies associated with the projects are similar to those that have proven to be the host of significant gold occurrences elsewhere in the Tapajos. Aurora Gold's stock trades under the symbol "ARXG" on the NASD OTC Bulletin Board in the United States of America, under the symbols "A4G.FSE" and "A4G.ETR" on the Frankfurt Exchange and "A4G.BER" on the Berlin-Bremen Stock Exchanges in Germany.

For further information, please call Lars Pearl
Phone:     (+61) 8 9240-2836
Address:   30 Ledger Road, Balcatta, WA, 6021 Australia
Website:   www.aurora-gold.com

ON BEHALF OF THE BOARD

"Lars Pearl"

Lars Pearl
President, CEO and Director


CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology.

These forward-looking statements appear in a number of places in this press release and include, but are not limited to, statements about: our market opportunity; revenue generation; our strategies; competition; expected activities and expenditures as we pursue our business plan; the adequacy of our available cash resources; our ability to acquire properties on commercially viable terms; challenges to our title to our properties; operating or technical difficulties in connection with our exploration and development activities; currency fluctuations; fluctuating market prices for precious and base medals; the speculative nature of precious and base medals exploration and development activities; environmental risks and hazards; governmental regulations; and conduct of operations in politically and economically less developed areas of the world.

Many of these contingencies and uncertainties can affect our actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, us. Forward-looking statements are not guarantees of future performance. All of the forward-looking statements made in this press release are qualified by these cautionary statements. Specific reference is made to our most recent annual report on Form 10KSB and other filings made by us with the United States Securities and Exchange Commission for more detailed discussions of the contingencies and uncertainties enumerated above and the factors underlying the forward-looking statements. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov.

We disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

This press release is for informational purposes only and is not and should not be construed as an offer to solicit, buy, or sell any security.


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